Exhibit 10.3

HAMPSHIRE GROUP, LIMITED
114 West 41st Street
New York, NY 10036

April 5, 2013

Paul M. Buxbaum

28632 Roadside Dr. Suite 200

Agoura Hills, CA 91301

David Gren

105 W 86th Street Box # 205
NY  NY 10024

YIH III, LLC

c/o MRC Capital Group

230 Park Ave. Suite 100

New York, NY 10019

Copy:     Olshan Frome Wolosky, LLP

Park Avenue Tower

65 East 55th Street

New York, NY 10022
Attn: Steve Wolosky, Esq.

Facsimile: (212) 451-2222
e-mail: swolosky@olshanlaw.com

Re: Stockholder Rights Agreement Amendment

Ladies and Gentlemen:

Reference is made to that certain Stockholder Rights Agreement (the “Agreement”), dated as of August 25, 2011 by and among Hampshire Group, Limited, a Delaware corporation, Paul Buxbaum, David Gren and YIH III, LLC, a Delaware limited liability company. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

For good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the undersigned parties hereby agree, pursuant to Section 7.8 of the Agreement, to the following:

1.	Section 1.1(kk) of the Agreement shall be amended and restated in its entirety as follows:

“(kk) “Standstill Expiration Date” shall mean the earlier of (i) the 10th calendar day prior to the expiration of the notice period specified in the Company bylaws (as then in effect) to deliver notice of shareholder nominations for the election of directors at Parent’s 2014 annual meeting of stockholders and (ii) January 1, 2014.”

2.	This letter agreement shall be binding upon and inure solely to the benefit of each party to the Agreement and its successors and permitted assigns.

3.

In the event that any provision of this letter agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this letter agreement shall remain in full force and effect.

4.

The provisions set forth in this letter agreement shall be deemed to be and shall be construed as part of the Agreement to the same extent as if fully set forth verbatim therein. In the event of any variation or inconsistency between any provision contained in this letter agreement and any provision contained in the Agreement, the provision contained herein shall govern. All references in the Agreement or any other agreements, instruments and documents executed and delivered in connection therewith to the “Agreement” shall be deemed to refer to the Agreement as amended hereby.

5.

This letter agreement shall be deemed to properly amend the Agreement in accordance with Section 7.8 of the Agreement. Except as expressly modified by this letter agreement, all of the terms, covenants, agreements, conditions and other provisions of the Agreement shall remain in full force and effect in accordance with their respective terms.

6.

This letter agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

7.

This letter agreement may be executed by the parties hereto in one or more counterparts or duplicate originals, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals. The exchange of a fully executed letter agreement (in counterpart or otherwise) by electronic transmission in PDF format or by facsimile shall be sufficient to bind the parties hereto.

[signature page follows]

Very truly yours,

HAMPSHIRE GROUP, LIMITED,
a Delaware corporation

By: /s/ Maura M. Langley
Name: Maura M. Langley
Title: Chief Financial Officer

Acknowledged and agreed to as of the date first hereinabove set forth:

STOCKHOLDERS:

/s/ Paul Buxbaum

Paul Buxbaum

/s/ David Gren

David Gren

YIH III, LLC

By /s/ Benjamin Yogel

Name: Benjamin Yogel

Title: Member of the Managing Member